Exhibit 16.1

August 28,  2006

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC  20549

Ladies and Gentlemen:

We have read the statements of Innocom Technology Holdings, Inc. (formerly Dolphin Productions, Inc.) pertaining to our firm included under Item 4.01 of Form 8-K dated August 28, 2006 and agree with such statements as they pertain to our firm.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.